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                                                              EXHIBIT EX-23


                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-80934, 2-83724, 33-3722, 33-12324, 33-13389, 33-18911,
33-26317, 33-38267, 33-43927 and 33-55587 and Form S-3 Nos. 33-32419,
33-37889, 33-41008 and 33-55047) and related Prospectuses, of Transamerica Corporation of our report dated February 15, 1995 with respect to the consolidated financial statements and schedules of Transamerica Corporation included or incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1994.




                                                          Ernst & Young LLP

San Francisco, California
March 23, 1995